Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 Incentive Award Plan and the 2016 Employee Stock Purchase Plan of Selecta Biosciences, Inc. of our report dated March 12, 2021, with respect to the consolidated financial statements of Selecta Biosciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts
May 13, 2021